Exhibit 10.1
BUSINESS LOAN AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$100,000,000.00	11-05-2015	02-28-2021	4061100374		Note #1000	823
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	OFS Capital Corporation, a Delaware corporation 10 South Wacker Drive, Suite 2500 Chicago, IL 60606	Lender:	Pacific Western Bank Los Angeles Real Estate and Construction 9701 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90212

THIS BUSINESS LOAN AGREEMENT dated April 10, 2019, is made and executed between OFS Capital Corporation, a Delaware corporation ("Borrower") and Pacific Western Bank ("Lender") on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.
TERM. This Agreement shall be effective as of April 10, 2019, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.
ADVANCE AUTHORITY. The following person or persons are authorized to request advances and authorize payments under the line of credit until
Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: Bilal Rashid, Jeff Cerny, and Tod Reichert.
CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.
Advance Rate. The aggregate principal amount of all Advances outstanding at any time shall not exceed 50.00% of all then outstanding non-SBIC investment loans made by Borrower or Guarantor to entities that are acceptable to Lender, which Borrower or Guarantor loans are deemed to be eligible by Lender in its sole discretion (“Eligible Loans”). In addition to the other conditions set forth below, Lender’s obligation to make any Advance shall be subject to receipt by Lender of a consolidated borrowing base certificate from Borrower, in form and substance acceptable to Lender (“Borrowing Base Certificate”), listing all detail requested by Lender with respect to each Borrower and Guarantor loan then outstanding and calculating the availability based on the advance rate set forth above and the eligibility criteria of Lender (the “Borrowing Base”).
Unused Commitment Fee. Any unused portion of the $100,000,000.00 commitment, in an amount over $15,000,000.00, shall be subject to a monthly fee of 0.50% (one-half percentage point per annum).
Non-Eligible Loan. Without limiting Lender’s discretion, Eligible Loans shall specifically exclude each of the following loans made by Borrower or
Guarantor from time to time:
(a) All loans where the loan documents (including promissory notes or assignments) evidencing and securing such loans are not being held by Custodian; all loans which together with the loan documents (including promissory notes or assignments) evidencing and securing such loans are not subject to a Custody Control Agreement that is in full force and effect and that Custodian, Borrower and Guarantor are in compliance with;
(b) All loans placed on non-accrual;
(c) All loans that are 61-90 days or more past-due;
(d) All loans to an entity if any loan to such entity is 61-90 days or more past-due;
(e) All foreign loans; and
(f) All subordinated investments (which, for purposes of this Agreement, means all investments identified as subordinated on Borrower’s consolidated schedule of investments included in any filing with the Securities and Exchange Commission).
Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender's Security Interests; (4) evidence of insurance as required below; (5) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.
Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.
Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.
Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.
No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.
REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at such other times expressly noted below:
Eligible Loans. All Eligible Loans are made by and owned entirely either by Borrower or by Guarantor, free and clear of all liens except (A) for liens permitted or provided for under this Agreement or (B) liens in favor of Borrower or Guarantor, as applicable.
Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 10 South Wacker Drive, Suite 2500, Chicago, IL 60606.
Unless Borrower has designated otherwise in writing, the offices at which Borrower keeps its books and records including its records concerning the Collateral (other than books and records, including records concerning the Collateral, in the possession of Borrower’s custodian or third-party recordkeepers) are as follows: (1) 10 South Wacker Drive, Suite 2500, Chicago, IL 60606; (2) 4700 Wilshire Boulevard, Los Angeles, CA 90010; and (3) 540 Madison Avenue, New York, NY 10022. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities, except where the failure to comply could not reasonably be expected to be, have, or result in a material adverse effect on Borrower’s business or financial condition.
Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.
Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not result in a violation of or constitute a default under (1) any provision of (a) Borrower's articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties, the effect of which, in each case, could reasonably be expected to be, have, or result in a material adverse effect on Borrower’s business or financial condition.
Financial Information. Each of Borrower's financial statements supplied to Lender present fairly in all material respects the financial condition, assets and liabilities and results of operations of Borrower at the dates and for the relevant periods indicated in accordance with GAAP consistently applied, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.
Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies.
Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for liens permitted or provided for under this Agreement, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name since November 7, 2012.
Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: Borrower has no knowledge of, or reason to believe that there has been (a) any material breach or violation of any Environmental Laws by Borrower; (b) any actual or threatened litigation or claims of any kind by any person (i) relating to non-compliance by or liability of Borrower under any Environmental Laws or (ii) that alleges than Borrower has liability or potential liability with respect to any Hazardous Substance or any Environmental Laws.
Litigation and Claims. No material litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed in Borrower’s public filings.
Taxes. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.
Lien Priority. Unless otherwise previously disclosed to Lender in writing, and other than with respect to liens permitted or provided for under this Agreement or the Related Documents, Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that, as of the date of this Agreement, are in existence and are superior to Lender's Security Interests and rights in and to such Collateral.
Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors and assigns, and are legally enforceable in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies.
AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:
Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.
Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis (except for the omission of footnotes and year-end adjustments in interim financial statements), and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:
(i) Financial Statements:
Annual Financial Statements. Borrower shall provide to Lender, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, a consolidated and consolidating balance sheet and income statement for the period ended in form satisfactory to Lender, audited by a CPA acceptable to Lender or an independent public accountant of recognized national standing; provided that the requirements set forth in this paragraph may be fulfilled by providing to Lender the report of the Borrower to the Securities and Exchange Commission (“SEC”) on Form 10-K for the applicable fiscal year.
Interim Financial Statements. Borrower shall provide to Lender, as soon as available, but in no event later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated and consolidating balance sheet and income statement for the period ended in form satisfactory to Lender; provided that the requirements set forth in this paragraph may be fulfilled by providing to Lender the report of the Borrower to the SEC on Form 10-Q for the applicable quarterly period.
(ii) Financial Ratios/Covenants:
Minimum Tangible Net Asset Value. Borrower shall maintain a minimum Net Asset Value in the amount of $125,000,000.00. The term “Net Asset Value" is defined as the total assets less goodwill/other intangibles and less the total liabilities, on a consolidated basis. This required value must be maintained at all times and may be evaluated quarterly.
Statutory Asset Coverage Test. Statutory Asset Coverage Test shall not be less than 150%. The term "Statutory Asset Coverage Test" is defined as the ratio which the value of total assets, less all liabilities and indebtedness not represented by “Senior Securities” (as such term is defined and determined pursuant to the Investment Company Act of 1940, as amended, and any orders of the SEC issued to the Borrower thereunder), bears to the aggregate amount of Senior Securities representing indebtedness. For purposes of this Statutory Asset Coverage Test, any indebtedness of any SBIC shall be excluded from the definition of “Senior Securities.” This required test must be maintained at all times and may be evaluated quarterly.
Minimum Quarterly Net Investment Income. Borrower shall maintain a minimum Quarterly Net Investment Income after the management/incentive fees in the amount of $3,000,000.00. The term "Net Investment Income" is defined as the total investment income less total expenses, as presented in Borrower’s consolidated financial statements. This required minimum income must be maintained at all times and may be evaluated quarterly.
Debt / Worth Ratio. Borrower shall maintain a maximum ratio of Debt/Worth of 300%. The ratio "Debt/Worth" means Borrower's total liabilities divided by Borrower's Net Asset Value (as defined above). This required ratio must be maintained at all times and may be evaluated quarterly.
(iii) Reports/Schedules/Statements/Certifications:
Borrowing Base Certificate. Borrower shall provide to Lender a Borrowing Base Certificate in the form satisfactory to Lender, on or before the tenth (10th) day after the end of each calendar month. The aforementioned Borrowing Base Certificate shall set forth a calculation of the Borrowing Base as of the effective date of such Borrowing Base Certificate reasonably acceptable to Lender, and unless Lender notifies Borrower within ten (10) Business Days of Lender's receipt of a Borrowing Base Certificate that Lender does not accept the calculation of the Borrowing Base set forth in such Borrowing Base Certificate, the Borrowing Base set forth shall be deemed to be the applicable Borrowing Base for Advances of Loans until delivery to Lender of the next succeeding Borrowing Base Certificate.
Additional Information. Furnish such additional information and statements, as Lender may request from time to time.
Insurance. Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar business, operating in the same or similar locations. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.
Insurance Reports. Furnish to Lender, upon request of Lender, evidence of each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained; and (6) the expiration date of the policy. To the extent there is a change in the information provided by Borrower with respect to items (1), (2), (3), (4), or (6) of the preceding sentence, Borrower shall notify Lender and provide such changed information.
Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the Guarantor named below, on Lender's forms, and in the amount and under the conditions set forth in those guaranties.

Name of Guarantor	Amount
OFS Capital WM, LLC, a Delaware limited liability company	Unlimited
OFSCC-MB, Inc., a Delaware corporation	Unlimited
Other Agreements. Comply with all terms and conditions of all other material agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements, except, in each case, where the failure to comply or such default could not reasonably be expected to be, have, or result in a material adverse effect on Borrower’s business or financial condition.
Loan Proceeds. Use all Loan Proceeds solely for Borrower's or Guarantor’s general corporate purposes and business operations, including, but not limited to, acquiring and funding investments, for working capital purposes, and the paying of dividends.
Taxes, Charges and Liens. Pay and discharge when due all of its material indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.
Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the

Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender promptly in writing of any default in connection with any such agreement.
Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; engage principally in the same or similar lines of business substantially as heretofore conducted.
Compliance with Governmental Requirements. Comply with all material laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, except where the failure to comply could not reasonably be expected to be, have, or result in a material adverse effect on Borrower’s business or financial condition.
Inspection. Upon reasonable notice from Lender, permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon reasonable notice and request of Lender, shall request that the third party permit Lender free access to such records, to the extent permitted by the third party, at all reasonable times and to provide Lender with copies of any records i t may request, all at Borrower's expense.
Environmental Compliance and Reports. Borrower shall comply in all material respects with any and all Environmental Laws, except where the failure to comply could not reasonably be expected to be, have, or result in a material adverse effect on Borrower’s business or financial condition; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity in violation of any Environmental Laws or with regard to any Hazardous Substances, whether or not there is damage to the environment and/or other natural resources.
Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.
RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (C) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor (“Additional Amounts”), within ten (10) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.
LENDER'S EXPENDITURES. If Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf m ay (but shall not be obligated to) pay any such amounts and take any action that Lender deems appropriate to discharge or pay all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and pay all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.
NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:
Indebtedness and Liens. (1) create, incur, assume, or guarantee indebtedness for borrowed money, including capital leases, other than (A) for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, (B) unsecured indebtedness with a maturity date that is after the maturity date of the Indebtedness under this Agreement, (C) indebtedness incurred hereunder and pursuant to this Agreement and the Related Documents, (D) obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business, (E) any indebtedness that is expressly subordinated to the indebtedness incurred hereunder and pursuant to this Agreement, (F) any guarantee by the Borrower of indebtedness of an SBIC subsidiary of the Borrower on the SBA’s then applicable form, (G) repurchase obligations arising in the ordinary course of business with respect to U.S. government obligations; and (H) any guarantee in the ordinary course of business;
(2) mortgage, pledge, grant a security interest in, or encumber any of Borrower's assets, except that the Borrower may do and incur the following: (A) Permitted Liens; (B) liens on equity interests in any SBIC subsidiary of the Borrower created in favor of the SBA; (C) liens securing repurchase obligations arising in the ordinary course of business with respect to U.S. government obligations; (D) liens of clearing agencies, broker-dealers and similar liens incurred in the ordinary course of business; (E) liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (F) liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not either constitute an Event of Default or exceed $1,000,000 individually or in the aggregate; and (G) any right of set-off granted in favor of any financial institution in respect of deposit accounts opened and maintained in the ordinary course of business or pursuant to the requirements of this Agreement; or
(3) sell, transfer, lease, assign, or otherwise dispose of its assets, or acquire assets, other than in the ordinary course of its business or otherwise in accordance with the investment objectives and policies of Borrower as set forth in the Registration Statement on Form N-2 as filed with the SEC in May 2018 and as such investment objectives and policies may be amended, changed, supplemented or modified from time to time.
Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, and (2) cease operations, liquidate, merge, consolidate with any other entity, or dissolve, except that (A) Borrower may engage in such actions in the ordinary course of its business and (B) Borrower may merge or consolidate with any other person so long as Borrower is the continuing or surviving entity in such transaction.
Loans and Acquisitions. (1) Loan, transfer, invest in or advance money or assets to any other person, enterprise or entity, except for loans, investments, and advances made in accordance with the investment objectives and policies of Borrower as set forth in the Registration Statement on Form N-2 as filed with the SEC in May 2018 and as such investment objectives and policies may be amended, changed, supplemented or modified from time to time, and (2) purchase, create or acquire any equity interest in any other enterprise or entity, other than, in each case, (A) in an existing subsidiary of Borrower as of the date of this Agreement or (B) in a financing subsidiary (including any passive holding company that holds the equity interest in such financing subsidiary) or tax blocker.
Agreements. Enter into any material agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith, except where such violation or breach could not reasonably be expected to be, have, or result in a material adverse effect on Borrower’s business or financial condition.
CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged as bankrupt; (C) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.
DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:
Payment Default. Borrower fails to make any payment when due under the Loan.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents to which it is a party or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that could reasonably be expected to be, have, or result in a material adverse effect on Borrower's assets and property as a whole or Grantor's assets and property as a whole (it being understood that a default by Borrower or any Grantor for an amount equal to or exceeding $1,000,000, individually or in the aggregate, shall be deemed to have a material adverse effect on Borrower or such Grantor, respectively) or Borrower's or Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason (other than as a result of termination in accordance with such agreement’s or document’s terms).
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings by any creditor of Borrower or by any governmental agency against a substantial part of the Collateral securing the Loan and, in any such case, such proceeding shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.
Change in Advisor. OFS Capital Management, LLC, ceases to serve as Borrower’s investment advisor without the prior written consent of Lender.
Adverse Change. A material adverse change occurs in Borrower's or any Grantor’s financial condition.
Custody Agreement and Custody Control Agreement. The Custody Agreement is at any time terminated without Lender’s prior written consent, the Custodian at any time is removed or resigns without Lender’s prior written consent, or the Custody Control Agreement is at any time not in full force and effect or not being complied with by Custodian, Borrower or Guarantor.
Right to Cure. If any one of the above Events of default, other than under the heading “Payment Default,” is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after Lender sends written notice to Borrower or Grantor, as the case may be, demanding cure of such default: (1) cure the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.
EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, Lender may by notice to Borrower, and at any time during the continuance of such event, take either or both of the following actions: (1) terminate all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement between Borrower and Lender (including any obligation to make further Loan Advances or disbursements), and (ii) declare all Indebtedness to be due and payable, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not require presentment, demand, or notice. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.
INTEGRATION. The parties agree that (a) this Agreement, together with all of the Related Documents, represents the final agreement between the parties, and therefore incorporates all negotiations of the parties hereto (b) there are no unwritten oral agreements between the parties, and (c) this Agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.
COUNTERPARTS PROVISION. This document may be executed in several counterparts, each of which all constitute an original, but of which together shall constitute as one and the same document.
MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:
Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.
Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.
Confidentiality. Lender agrees to maintain the confidentiality of the information received in connection with this Agreement relating to Borrower or Guarantor or any of their respective businesses (other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or Guarantor), except that information may be disclosed (a) to its affiliates and to its and its affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, and (f) with the consent of the Borrower, (i) to the extent such information (x) becomes publicly available other than as a result of a breach of this paragraph or (y) becomes available to Lender or any of its respective affiliates on a nonconfidential basis from a source other than Borrower. In addition, Lender hereby acknowledges that United States securities laws prohibit any person with material, non-public information about a registered security from buying or selling such securities or, subject to certain limited exceptions, from communicating such information to any other person. Lender hereby agrees that the information provided in connection with this Agreement may contain material, non-public information and further agrees to comply, and to insure compliance by its representatives, with applicable securities laws concerning such information, so long as any such disclosure comports with all applicable laws.
Governing Law; Judicial Reference. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of California. That certain Judicial Reference Agreement among Lender, Borrower and Guarantor, as amended or replaced from time to time, is hereby incorporated into this Agreement by this reference.
Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.
No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.
Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by e-mail or telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.
Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.
Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender. Notwithstanding anything herein to the contrary, where Lender assigns or otherwise transfers any of its rights or obligations under this Agreement, (i) Borrower shall only be obligated to pay Additional Amounts to the transferee of Lender to the extent Borrower would have been obligated to pay such Additional Amounts had such transfer not occurred and (ii) such transferee shall provide Borrower with any forms, documents, or certifications as may be required for Borrower to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement.
Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made (except where reference is made to a specific date), and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.
DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:
Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.
Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.
Borrower. The word "Borrower" means OFS Capital Corporation, a Delaware corporation and its successors and assigns.
Collateral. The word "Collateral" means, collectively, the collateral described and defined in both Security Agreements.
Custodian. The word “Custodian” means U.S. Bank National Association or any other custodian approved in writing by Lender and a party to a Custody Control Agreement.
Custody Agreement. The words “Custody Agreement” mean that certain custody agreement dated as of November 7, 2012 by and between Borrower and U.S. Bank National Association, as amended from time to time, and any replacement custody agreement with another Custodian from time to time, which custody agreement is subject to a Custody Control Agreement.
Custody Control Agreement. The words “Custody Control Agreement” mean a Custody Control Agreement by and among Lender, Custodian and Borrower, as in existence and amended or replaced from time to time.
Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42
U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.
Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.
GAAP. The word "GAAP" means generally accepted accounting principles.
Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation Borrower and Guarantor granting such a Security Interest.
Guarantor. The word "Guarantor" means, individually and collectively, as the context may require, OFS Capital WM, LLC, a Delaware limited liability company, and its successors and assigns, and OFSCC-MB, Inc., a Delaware corporation, and its successors and assigns.
Guaranty. The word "Guaranty" means all guaranties from Guarantor to Lender, including without limitation guaranties of all or part of the Note, as such guaranties are amended or replaced from time to time.
Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.
Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.
Lender. The word "Lender" means Pacific Western Bank and its successors and assigns.
Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.
Note. The word "Note" means the Note executed by Borrower in the principal amount of $15,000,000.00 dated November 5, 2015,

together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the note or credit agreement.
Permitted Liens. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, carriers, or custodians, or other liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to Borrower's total assets.
Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan with Pacific Western Bank or its successors and assigns, and including the Custody Control Agreement.
Security Agreements. The words "Security Agreement" mean, collectively, (i) that certain Commercial Security Agreement, dated as of April 10, 2019 between Borrower and Lender, as the same shall be amended from time to time, (ii) that certain Commercial Security Agreement, dated as of April 10, 2019, among OFS Capital WM, LLC, a Delaware limited liability company, as Grantor, Borrower, and Lender, as the same shall be amended from time to time, and (iii) that certain Commercial Security Agreement, dated as of April 10, 2019, among OFSCC-MB, Inc., a Delaware corporation, as Grantor, Borrower, and Lender, as the same shall be amended from time to time.
Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED APRIL 10, 2019.

BORROWER:
OFS CAPITAL CORPORATION, A DELAWARE CORPORATION

By: /s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Chief Financial Officer

LENDER:
PACIFIC WESTERN BANK
By: /s/ Todd Savitz
Authorized Signer